UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): May 16, 2006


                         THE HANOVER INSURANCE GROUP, INC.
                         ---------------------------------

             (Exact name of registrant as specified in its charter)


           Delaware                   1-13754                 04-3263626
   ------------------------    ------------------------   --------------------
  (State or other jurisdic-    (Commission File Number)    (I.R.S. Employer
   tion of incorporation)                                   Identification No.)



               440 Lincoln Street, Worcester, Massachusetts 01653
               --------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


       Registrant's telephone number, including area code: (508) 855-1000



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications  pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17CFR 240.14a-12)

[    ]  Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
        Exchange Act (17CFR 240.14d-2(b))

[    ]  Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
        Exchange Act (17CFR 240.13e-4(c))

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Item 1.01         Entry into a Material Definitive Agreement.

2006 Long-Term Incentive Plan

On March 7, 2006, the Board of Directors of The Hanover Insurance Group, Inc. (the "Company") approved the Company's 2006 Long-Term Incentive Plan (the "2006 Plan"), subject to approval by the Company's shareholders. In accordance with the listing standards of the New York Stock Exchange, the shareholders of the Company approved the 2006 Plan on May 16, 2006, at the Company's Annual Meeting of Shareholders. A copy of the 2006 Plan was filed as Appendix I to the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 3, 2006 (the "2006 Proxy Statement") and is incorporated herein by reference. The following summary is qualified in its entirety by, and should be read in conjunction with, the 2006 Plan.

The 2006 Plan authorizes the issuance of three million (3,000,000) new shares of the Company's Common Stock that may be used for awards under the plan. The 2006 Plan also provides that shares (i) underlying any awards granted and outstanding under the Company's Amended Long-Term Stock Incentive Plan (the "1996 Plan") that are forfeited or canceled, or expire or terminate, after May 16, 2006, or
(ii) outstanding as of May 16, 2006 in the form of restricted stock awards under the 1996 Plan that are thereafter reacquired or repurchased by the Company prior to vesting, will become available for future grants under the 2006 Plan. The Company will not grant further awards under the 1996 Plan, and, with the exception of shares granted during May 2006, will not grant any further awards under its Amended and Restated Non-Employee Director Stock Ownership Plan.

Subject to the limitations contained therein, the 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code ("ISOs"), non-statutory stock options, stock appreciation rights ("SARs"), restricted or unrestricted stock, stock units (including restricted stock units), performance awards or other awards that are convertible into or otherwise based on the Company's common stock. The maximum number of shares of common stock delivered in satisfaction of awards other than options cannot exceed 50% of the maximum number of shares that may be delivered in satisfaction of awards made under the 2006 Plan. The 2006 Plan is administered by the Compensation Committee of the Board (or its designee), which also has authority to interpret the terms of the 2006 Plan. Participation in the 2006 Plan is limited to those key employees and directors, as well as consultants, advisors and other persons providing services to the Company and its subsidiaries, who in the Compensation Committee's opinion are in a position to make a contribution to the success of the Company and its subsidiaries. The group of persons from which the Compensation Committee may select participants currently consists of approximately 300 individuals, although the Compensation Committee may increase that number from time to time. No award of ISOs may be made under the 2006 Plan after May 16, 2016, but awards previously granted may extend beyond that date. The Compensation Committee (or its designee) selects the recipients of awards under the 2006 Plan and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of our common stock on the date of grant), (iii) the duration of options (which may not exceed 10 years) and (iv) the number of shares of common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such awards, including, if applicable, conditions for forfeiture or repurchase, the issue price, the grant or exercise price (which in the case of SARs may not be less than 100% of the fair market value of our common stock) and the repurchase price.

Additional details regarding the description of the 2006 Plan are set forth in the 2006 Proxy Statement and are incorporated herein by reference.

Compensation for Non-Employee Directors

Upon recommendation of the Compensation Committee, the Board of Directors at a meeting held on May 16, 2006, voted to establish the compensation for non-employee directors for the 2006-2007 board year, to be effective for the period beginning immediately following the 2006 Annual Meeting of Shareholders (held on May 16, 2006) until the 2007 Annual Meeting of Shareholders. A summary of the Company's non-employee director compensation for the 2006-2007 board year is set forth on Exhibit 10.2 attached hereto and is incorporated herein by reference. Directors who are employees of the Company or its subsidiaries receive no additional compensation for their services as members of the Board.


Item 9.01         Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

The following exhibits are filed herewith.

Exhibit 10.1    The Hanover Insurance Group, Inc. 2006 Long-Term Incentive
                Plan originally filed as Appendix I to the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 3, 2006, and incorporated herein by reference

Exhibit 10.2    Description of 2006-2007 Non-Employee Director Compensation



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     The Hanover Insurance Group, Inc.
                                     ---------------------------------

                                     (Registrant)


Date: May 19, 2006           By: /s/ J.Kendall Huber
                                     -----------------------
                                     J. Kendall Huber
                                     Senior Vice President,
                                     and General Counsel


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